UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2021

WESTERN MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	001-35753	46-0967367
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
 9950 Woodloch Forest Drive, Suite 2800
The Woodlands, Texas 77380
(Address of principal executive office) (Zip Code)

(832) 636-1009
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common units	WES	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On March 22, 2021, certain affiliates of Occidental Petroleum Corporation (“Occidental”), which held an aggregate of 214,281,578 common units representing limited partner interests (the “Common Units”) of Western Midstream Partners, LP (the “Partnership”), representing a majority of the issued and outstanding Common Units as of that date, approved the Western Midstream Partners, LP 2021 Long-Term Incentive Plan (the “LTIP”) by written consent in lieu of a special meeting of unitholders of the Partnership. The LTIP will provide for the grant of unit options, unit appreciation rights, restricted units, phantom units, other unit-based awards, cash awards, a unit award or a substitute award to employees and directors of the Partnership and its general partner. The number of Common Units that may be delivered pursuant to vested awards under the LTIP is 9.5 million Common Units. The Partnership intends to mail a definitive Information Statement on Schedule 14C to its unitholders of record as of March 22, 2021, describing the action taken by Occidental by written consent and the terms of the LTIP. The LTIP will become effective 20 calendar days after the date the information statement is mailed to the Partnership’s unitholders.

Item 8.01. Other Events.

In February 2021, the U.S. experienced winter storm Uri, bringing extreme cold temperatures, ice, and snow to the central U.S., including Texas, and in March 2021, Colorado experienced a historic blizzard. Winter storm Uri adversely affected the Partnership’s volumes for approximately ten days and the blizzard in Colorado likewise disrupted the Partnership’s assets in that state. While the overall financial impact of the storms is still being calculated, the Partnership expects these weather events will have a negative impact on its results of operations for the quarter ended March 31, 2021, including a reduction in its net income of between $25 million and $30 million and a reduction in its Adjusted EBITDA (as defined in the Partnership’s Annual Report on Form 10-K for the year ended December 31, 2020, which the Partnership filed with the Securities and Exchange Commission on February 26, 2021) of between $25 million and $30 million. The estimated impact of the adverse winter weather on the Partnership’s operations and financial results may change and those changes may be material. Any additional inclement weather in the future, or other adverse conditions, including resolution of litigation and other legal disputes and the COVID-19 pandemic and resulting mitigation factors, may have an adverse impact on the Partnership’s operations and financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN MIDSTREAM PARTNERS, LP

		By:	Western Midstream Holdings, LLC, its general partner

Dated:	March 22, 2021	By:	/s/ Michael P. Ure
Michael P. Ure President, Chief Executive Officer and Chief Financial Officer
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